SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2026

iQSTEL Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55984	45-2808620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Aragon Avenue, Suite 375 Coral Gables, FL 33134	33134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 951-8191

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	IQST	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

Item 1.01. Entry into a Material Definitive Agreement.

On June 3, 2026, iQSTEL Inc. (the “Company”) entered into a Binding Memorandum of Understanding (the “MOU”) with Ultranet Telecom Group and its shareholders, Raymond Oppong-Dapaah and Mohsin Ali (collectively, the “Sellers”), pursuant to which the Company agreed to acquire a 51% controlling interest in the Ultranet Telecom Group (the “Ultranet Business”).

The Ultranet Business is a fast-growing telecommunications and technology company headquartered in Ghana with operations across multiple African countries (including Ghana, Nigeria, Mali, Burkina Faso, Senegal, and Ivory Coast) and international markets. The transaction is structured through a newly established UAE holding company structure (Ultranet GH Holdings Limited as HoldCo owning 100% of Ultranet Global Communications Limited as OpCo), which will exercise full operational and economic control over the existing operating entities (Ultranet Telecom Limited (Ghana) and Ultranet Telecoms Limited (Nigeria)) via exclusive economic agreements and irrevocable call options for nominal consideration.

The total consideration for the 51% interest is US$17,600,000, allocated as follows:

  Initial cash payments: US$7,000,000 (US$3,000,000 at execution of the definitive Purchase Agreement, US$2,000,000 within 45 days post-closing, and US$2,000,000 within 90 days post-closing).
  Deferred/contingent payments: Up to US$10,600,000 payable in two tranches (US$5,300,000 at 12 months and US$5,300,000 at 24 months), subject to Ultranet achieving specified net income targets (US$4.5 million in Year 1 and US$9.5 million cumulative over two years, based on US GAAP audited financial statements). Payments are subject to proportional reductions if targets are not fully met (with a 70% threshold) and a potential performance bonus if cumulative net income exceeds US$9.5 million.
  Working capital adjustment: The Company will receive a minimum normalized working capital of approximately US$3,350,000 at closing, with dollar-for-dollar adjustments (subject to a US$50,000 collar) and a post-closing true-up.

The MOU includes customary closing conditions, including completion of due diligence, regulatory approvals (including from the Ghana NCA and Nigeria NCC), execution of definitive documentation, FCPA audit, third-party valuation, and maintenance of ordinary-course operations. The definitive Purchase Agreement is targeted for execution within 60 days, with closing anticipated in Q3 2026. The MOU also contains exclusivity, non-compete (Africa scope), confidentiality, termination fee, indemnification, equity clawback (in case of payment default), and post-closing governance provisions (including majority board control for the Company and continued operational leadership by the Sellers under employment agreements).

The transaction is expected to add approximately US$130 million in annual revenue and US$4.5 million in net profit (based on Ultranet’s FY 2025 audited financial statements), pushing the Company above a US$500 million annualized revenue run rate. The foregoing description of the MOU is qualified in its entirety by reference to the full text of the MOU, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01. Other Events.

On June 4, 2026, iQSTEL Inc. issued a press release announcing entry into the Binding MOU described in Item 1.01 above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 8.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.(d) Exhibits

Exhibit No.	Description
10.1	Binding Memorandum of Understanding, dated June 3, 2026, by and among iQSTEL Inc., Ultranet Telecom Group, Raymond Oppong-Dapaah, and Mohsin Ali (filed herewith).
99.1	Press Release dated June 4, 2026 (furnished herewith).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iQSTEL Inc.

/s/ Leandro Iglesias

Leandro Iglesias
Chief Executive Officer

Date: June 4, 2026

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